UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 21, 2009

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 4 850 1080

n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2005 Stock Option Plan of Pluristem Therapeutics Inc.

        At the annual meeting of stockholders (the “Annual Meeting”) of Pluristem Therapeutics Inc. (the “Company”) held on January 21, 2009, the Company’s stockholders approved the adoption of the Amended and Restated 2005 Stock Option Plan of the Company, amending the current Amended 2005 Stock Option Plan in order to: (i) increase the number of shares of Common Stock authorized for issuance thereunder from 1,990,000 to be equal to 16% of the number of shares of Common Stock issued and outstanding on a fully diluted basis immediately prior to the grant of securities; (ii) allow the issuance of shares of Common Stock and units for such shares of Common Stock; and (iii) set the termination date thereof to be December 31, 2018. The Amended and Restated 2005 Stock Option Plan of the Company is set forth in Exhibit 10.1 attached hereto and incorporated by reference herein.

Item 8.01. Other Events.

Annual Meeting of Stockholders

        In addition to the matter disclosed above, at the Annual Meeting in which stockholders holding 64% of the Company’s voting power participated, the Company’s stockholders elected Zami Aberman, Israel Ben-Yoram, Isaac Braun, Mark Germain, Hava Meretzki, Nachum Rosman, Doron Shorrer and Shai Pines as members of the board of directors to serve as directors of the Company until the next annual meeting of the stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amended and Restated 2005 Stock Option Plan of Pluristem Therapeutics Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2009	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer